EXHIBIT 10.14

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                                 POOL SUPPLEMENT
                         BANK ONE, N.A. (EDUCATION ONE)

         This Pool Supplement (the "SUPPLEMENT") is entered into pursuant to and forms a part of that certain Amended and Restated Note Purchase Agreement (the "AGREEMENT") dated as of May 1, 2002, as amended or supplemented from the date of execution of the Agreement through the date of this Supplement, by and between The First Marblehead Corporation ("FMC") and Bank One, N.A. (Columbus,
Ohio) (the "PROGRAM LENDER"). This Supplement is dated as of June 10, 2004. Capitalized terms used in this Supplement without definitions have the meanings set forth in the Agreement.

         ARTICLE 1:  PURCHASE AND SALE.

         In consideration of the Minimum Purchase Price set forth in SCHEDULE 1 attached hereto, the Program Lender hereby transfers, sells, sets over and assigns to The National Collegiate Funding LLC (the "DEPOSITOR"), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each EDUCATION ONE Loan described in the attached SCHEDULE 2 (the "TRANSFERRED EDUCATION ONE LOANS") along with all of the Program Lender's rights under the Guaranty Agreement relating to the Transferred EDUCATION ONE Loans. The Depositor in turn will sell the Transferred EDUCATION ONE Loans to The National Collegiate Student Loan Trust 2004-1 (the "TRUST"). The Program Lender hereby transfers and delivers to the Depositor each EDUCATION ONE Note evidencing such EDUCATION ONE Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. The Depositor hereby purchases said EDUCATION ONE Notes on said terms and conditions.

         ARTICLE 2:  PRICE.

         The amounts paid pursuant to this Supplement are the sum of those amounts set forth in subsections (A) and (B) below. For Transferred EDUCATION ONE Loans originated under the Program Guidelines in effect during the 2002-2003 program year, the term Minimum Purchase Price shall mean the sum of the following amounts with respect to each of the Seasoned Loans to be purchased:

         (a) The unpaid principal amount (including capitalized interest and financed fees) of the Seasoned Loans in the Pool; plus

         (b) All accrued and unpaid interest on such EDUCATION ONE Loans, in accordance with the terms of the EDUCATION ONE Notes excluding any capitalized interest already included in principal; plus

         (c) All fees paid by Bank One to The Education Resources Institute, Inc. ("TERI") with respect to such EDUCATION ONE Loans pursuant to the Origination Agreement, plus


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         (d) A marketing fee and loan premium, computed as a percentage of the original principal amount (net of financed fees) or (if less) the remaining principal amount (net of financed fees) of EDUCATION ONE Loans, as follows (for tier references, see Schedule 3.3 of the Guaranty Agreement):

                  (i) With respect to Undergraduate Creditworthy Loans, 5.5% for tiers 1-3 and 4.5% for tier 4;

                  (ii) With respect to Graduate Creditworthy Loans, 5.5% for tiers 1-3 and 4.5% for tier 4;

                  (iii) With respect to Continuing Education Loans (both Cosigned and Creditworthy), 5.0% for tiers 1-3 and 4.0% for tier 4;

                  (iv) With respect to K-12 loans, 5.5%, plus;

         (e) The amount of any Guaranty Fees paid by Program Lender to TERI at the time of the Securitization Transaction pursuant to column 6 of
         Schedule 3.3 of the Guaranty Agreement. In lieu of such purchase price adjustment, FMC, the Depositor or the Trust may pay any such Guaranty Fees directly.

         For those Transferred EDUCATION ONE Loans originated under the 2003-2004 Program Guidelines, the term Minimum Purchase Price shall mean the sum of the following amounts with respect to each of the Seasoned Loans to be purchased:

         (a) The unpaid principal amount (including capitalized interest and financed fees) of the Seasoned Loans in the Pool; plus

         (b) All accrued and unpaid interest on such EDUCATION ONE Loans, in accordance with the terms of the EDUCATION ONE Notes excluding any capitalized interest already included in principal; plus

         (c) All fees paid by the Program Lender to TERI with respect to such EDUCATION ONE Loans pursuant to the Origination Agreement; plus

         (d) The amount of any Guaranty Fees paid by the Program Lender to TERI at the time of the Securitization Transaction pursuant to column 6 of
         Schedule 3.3 for the EDUCATION ONE program of the Guaranty Agreement (in lieu of such purchase price adjustment, FMC, the Depositor or the Trust may pay any such Guaranty Fees directly); plus

         (e) A marketing fee and loan premium, computed as a percentage of the original principal amount (net of financed fees) or (if less) the remaining principal amount (net of financed fees) of EDUCATION ONE Loans as follows (for tier references see Schedule 3.3 of the Guaranty Agreement):


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                  (i) With respect to K-12 Creditworthy Loans, 5.50%;

                  (ii) With respect to Continuing Education Creditworthy Loans, 5.00% for tiers 1-3, 4.00% for tier 4 and 2.50% for tier 5;

                  (iii) With respect to Undergraduate Creditworthy Loans, 5.50% for tiers 1-3, 4.50% for tier 4 and 2.50% for tier 5; and

                  (iv) With respect to Graduate Creditworthy Loans, 5.50% for tiers 1-3, 4.50% for tier 4 and 2.50% for tier 5.

         ARTICLE 3:  REPRESENTATIONS AND WARRANTIES.

         3.01. BY PROGRAM LENDER.

         The Program Lender repeats the representations and warranties contained in Section 5.02 of the Agreement for the benefit of each of the Depositor and the Trust and confirms the same are true and correct as of the date hereof with respect to the Agreement and to this Supplement.

         3.02. BY DEPOSITOR.

         The Depositor hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Depositor:

         (a) The Depositor is duly organized and validly existing as a limited liability company under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Transferred EDUCATION ONE Loans.

         (b) The Depositor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) The Depositor has the power and authority to execute and deliver this Supplement and to carry out its respective terms; the Depositor has the power and authority to purchase the Transferred EDUCATION ONE Loans and rights relating thereto as provided herein from the Program Lender, and the Depositor has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Supplement has been duly authorized by the Depositor by all necessary action on the part of the Depositor.

         (d) This Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms.



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         (e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Depositor or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of the Agreement or this Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Supplement, or (iii) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of the Agreement or this Supplement.

         ARTICLE 4:  CROSS RECEIPT.

         The Program Lender hereby acknowledges receipt of the Minimum Purchase Price. The Depositor hereby acknowledges receipt of the Transferred EDUCATION ONE Loans included in the Pool.

         ARTICLE 5:  ASSIGNMENT OF ORIGINATION, GUARANTY AND SERVICING RIGHTS.

         The Program Lender hereby assigns and sets over to the Depositor any claims it may now or hereafter have under the Guaranty Agreement, the Origination Agreement and the Servicing Agreement to the extent the same relate to the Transferred EDUCATION ONE Loans described in SCHEDULE 2, other than any right to obtain servicing after the date hereof. It is the intent of this provision to vest in the Depositor any claim of the Program Lender relating to defects in origination, guaranty or servicing of the loans purchased hereunder in order to permit the Depositor to assert such claims directly and obviate any need to make the same claims against the Program Lender under this Supplement.

                  [Remainder of Page Intentionally Left Blank]





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         IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.

                                         THE FIRST MARBLEHEAD CORPORATION


                                         By: /s/ John A. Hupalo
                                             ------------------
                                             Name: John A. Hupalo
                                             Title: Executive Vice President


                                         BANK ONE, N.A.
                                         (Columbus, Ohio)


                                         By: /s/ Brad L. Conner
                                             ------------------
                                             Name: Brad L. Conner
                                             Title: Executive Vice President


                                         THE NATIONAL COLLEGIATE FUNDING LLC

                                         By:      GATE Holdings, Inc., Member


                                                  By: /s/ Bruce F. Lefenfeld
                                                      ----------------------
                                                      Name: Bruce F. Lefenfeld
                                                      Title: Vice President





                                               BANK ONE (ED ONE) POOL SUPPLEMENT

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                                   Schedule 1

                             Minimum Purchase Price

                                      [**]





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                                   Schedule 2

                                Transferred Loans

                      [On File with the Indenture Trustee]